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                         DELCATH SYSTEMS, INC.
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Company Contact:                            Investor Contacts:
Delcath Systems, Inc.                       Todd Fromer / Garth Russell
M. S. Koly, Chief Executive Officer         KCSA Worldwide
203-323-8668                                (212) 896-1215 / (212) 896-1250
www.delcath.com                             tfromer@kcsa.com / grussell@kcsa.com
---------------                             ----------------   -----------------

Media Contacts:
Lewis Goldberg
KCSA Worldwide
(212) 896-1216
lgoldberg@kcsa.com                                    FOR IMMEDIATE RELEASE
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    Delcath Systems Appoints Dr. Seymour Fein as New Chief Scientific Officer


STAMFORD, Conn., August 21, 2006 -- Delcath Systems, Inc. (NASDAQ: DCTH) today announced the appointment of Dr. Seymour Fein, M.D., to the Company's newly created position of Chief Scientific Officer. Dr. Fein will also continue his role as the Company's Medical Director.

Dr. Fein, who is board certified in both oncology and internal medicine, has served as a Medical Director on Delcath's Scientific Advisory Board since 2005. He brings to Delcath an extensive background of more than 38 years in clinical research and as a consultant for biotechnology and medical device companies. He has played a senior role in obtaining FDA approval for several drugs, including those for the treatment of cancer as recombinant interferon alpha. As a medical director for Bayer Pharmaceuticals, he was responsible for multiple therapeutic areas including oncology, gastroenterology and cardiology. Dr. Fein also served as Director of Clinical R&D at Anaquest/Ohmeda for almost five years, starting its clinical research department and responsible for growing it into a multidisciplinary team of over thirty people. Currently, Dr. Fein is President of Fein & Associates, managing clinical development programs for drugs and drug/device combination products in a diverse group of therapeutic areas, including regional cancer treatments.

Dr. Fein is a graduate of the placePlaceTypeUniversity of PlaceNamePennsylvania with a B.A. in biology. He received his M.D. degree with honors from placePlaceNameNew York PlaceNameMedical PlaceTypeCollege. After medical school he completed a three-year residency in internal medicine at placeCityDartmouth followed by a three-year fellowship in medical oncology and hematology at Harvard. During the final year of his fellowship he was appointed an instructor of medicine at placePlaceNameHarvard PlaceNameMedical PlaceTypeSchool.

"This is an exciting time for Delcath and I am pleased to have been chosen as the new Chief Scientific Officer in addition to my current responsibilities as the Company's Medical Director. I look forward to working very closely with the Company's management team and clinical trial sites as we continue to build momentum in enrolling patients into the Doxorubicin and Melphalan trials," Dr. Fein stated. "I believe the Delcath system shows a great deal of promise



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towards being able to treat patients with liver cancer effectively. There is a great demand for such a therapy, in which patients currently have an average life expectancy of only six to nine months."

Dr. Samuel Herschkowitz, Delcath's Chairman of the Board, formerly Chief Technical Officer, stated, "We are pleased that Dr. Fein has agreed to take on the responsibility of being Delcath's Chief Scientific Officer. His extensive medical background in successfully bringing new therapies through FDA approval and to market will help strengthen Delcath's management team. Dr. Fein's responsibilities will include those I had as Chief Technical Officer."

About Delcath Systems, Inc.

Delcath Systems is a developer of isolated perfusion technology for organ or region-specific delivery of therapeutic agents. The Company's intellectual property portfolio currently consists of 12 patents on a worldwide basis, including the country-regionUnited States, Europe, Asia and placecountry-regionCanada. For more information, please visit the Company's website, www.delcath.com.

This release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Delcath undertakes no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

On August 1, 2006, Laddcap filed a preliminary consent solicitation statement with the SEC relating to Laddcap's proposal to, among other things, remove the current Board of Directors and replace them with Laddcap's nominees. In response, on August 7, 2006, Delcath filed a preliminary consent revocation statement on Form PREC14A with the SEC (the "Preliminary Consent Revocation Statement") in opposition to Laddcap's consent solicitation. Delcath shareholders should read the Preliminary Consent Revocation Statement (including any amendments or supplements thereto) because it contains additional information important to the shareholders' interests in Laddcap's consent solicitation.

The Preliminary Consent Revocation Statement, the definitive consent revocation materials (when filed) and other public filings made by Delcath with the SEC are available free of charge at the SEC's website at www.sec.gov. Delcath also will provide a copy of these materials free of charge upon request to Delcath Systems, Inc., Attention: M. S. Koly, Chief Executive Officer, (203) 323-8668.

Delcath has engaged MacKenzie Partners, Inc., who may be deemed to be a participant in the solicitation of Delcath shareholders, to assist in connection with Delcath's communications with shareholders regarding Laddcap's consent solicitation. Information regarding the interests of MacKenzie Partners, Inc. is contained in the Preliminary Consent Revocation Statement (including any amendments or supplements thereto). In addition, certain of Delcath's directors, officers and employees may be deemed to be participants in the solicitation of Delcath's shareholders. Information regarding the names and interests of these other persons is contained in the Preliminary Consent Revocation Statement (including any amendments or supplements thereto).

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